UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Energy Services of America Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-4606266
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Industrial Lane
Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.0001 per share
(Title of class)

Explanatory Note:

This registration statement on Form 8-A is being filed to change the registration of the common stock, par value $0.0001 per share (the “Common Stock”) of Energy Services of America Corporation, a Delaware corporation (the “Company”), from Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to Section 12(g) of the Exchange Act. As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 9, 2012, the Company has identified market makers for its Common Stock and has trades in the Company’s Common Stock reported on the Over-the-Counter market under the ticker symbol ESOA.  Beginning on November 15, 2012 trades in the Company’s Common Stock will be reported on the OTC under the ticker symbol ESOA. The Common Stock was formerly registered under Section 12(b) of the Exchange Act and listed on the NYSE MKT LLC (“NYSE”).

Item 1.                      Description of Registrant’s Securities to be Registered.

For a description of the Company’s Common Stock, reference is made to “Description of Securities” in the Company’s Registration Statement on Form S-1, as amended (File No. 333-133111), initially filed with the Securities and Exchange Commission on April 7, 2006, which is hereby incorporated by reference.

Item 2.  Exhibits.

1.	Registration Statement on Form S-1 (Registration Number 333-133111), as amended, initially filed with the Securities and Exchange Commission on April 7, 2006*

2.	Certificate of Incorporation**

4.	Bylaws of Energy Services Acquisition Corp.***

5.	Specimen Stock Certificate of Energy Services Acquisition Corp.****

*  Incorporated by reference to the Registration Statement on Form S-1 (Registration Number 333-133111), as amended, initially filed with the Securities and Exchange Commission on April 7, 2006.
** Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (Registration Number 333-133111), as amended, initially filed with the Securities and Exchange Commission on April 7, 2006.
*** Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (Registration Number 333-133111), as amended, initially filed with the Securities and Exchange Commission on April 7, 2006.
**** Incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (Registration Number 333-133111), as amended, initially filed with the Securities and Exchange Commission on April 7, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Energy Services of America Corporation
Date: November 28, 2012	By: /s/ Larry Blount
Larry Blount Chief Financial Officer